EXHIBIT 11


                              STOCKHOLDER AGREEMENT


         AGREEMENT dated November 9, 1999, among Cordiant Communications Group plc, a company organized under the laws of England and Wales ("Cordiant"), Healthworld Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Cordiant ("Sub"), and The Girgenti Family Limited Partnership (the "Stockholder").

                              W I T N E S S E T H:

         WHEREAS, concurrently herewith, Cordiant, Sub, and Healthworld Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company and the Company shall continue as the surviving corporation (the "Merger");

         Whereas, the Stockholder Beneficially Owns, as of the date hereof, 100,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock"); and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cordiant and Sub have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. Unless other defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

                  (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

         Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

                  (b) "Exchange Rate" means the average currency exchange rate of pounds sterling to US dollars based upon the noon buying rate in the City of New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes over the 10 consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to
Section 3.

                  (c) "Parent Share Value" shall mean the product of (x) the average of the closing middle market quotation of a Parent Share on the LSE as reported in the Daily Official List of the London Stock Exchange for each of the ten consecutive Trading Days ending on the day on which the Stock Options are exercised pursuant to Section 3 multiplied by (y) Exchange Rate.

                  (d) "Parent Shares" shall mean the ordinary shares, with a nominal value of U.K. fifty pence each ("Ordinary Shares"), of Cordiant (including any options or other rights to receive Ordinary Shares) and the American Depositary Shares, each representing the right to receive five Ordinary Shares ("ADSs").

                  (e)   "Person"   shall   mean  an   individual,   corporation,
partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  (f) "Share Value" shall be determined as follows:

                  (i) if the Parent Share Value is equal to or greater than $2.5054 and equal to or less than $3.4838, the Share Value shall be $20.00;

                  (ii) if the Parent Share Value is greater than $3.4838, the Share Value shall be $23.00; and

                  (iii) if the Parent Share Value is less than $2.5054, the Share Value shall be $17.00.

                  (g) "Trading Day" shall mean any day on which securities are traded, with respect to ADSs, on the New York Stock Exchange, Inc. and with respect to Ordinary Shares, on the London Stock Exchange Limited.

         2. Provisions Concerning Common Stock. (a) The Stockholder hereby agrees that during the period described in clause (b) below, at any meeting of the holders of Common Stock of the Company, however called, or in connection with any written consent of the holders of Common Stock of the Company, the Stockholder shall vote (or cause to be voted) the Shares of Common Stock of the Company, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Cordiant, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company;
(D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2.

         (b) The  obligations  of the  Stockholders  under clauses (i), (ii) and
(iii)(C), (D), (E) and (F) of this Section 2 shall terminate on the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms. The obligations of the Stockholder under clause
(iii)(A) and (B) of this Section 2 shall terminate on the earlier to occur of the Effective Time and 120 days after the termination of the Merger Agreement in accordance with its terms (unless the Merger Agreement is terminated by reason of the failure to obtain Parent Shareholders' Approval in which case the Stockholder's obligations under this Section 2 shall terminate simultaneously with the termination of the Merger Agreement).

         3. Option to Purchase. In order to induce Cordiant and Sub to enter into the Merger Agreement, the Stockholder hereby grants to Sub an irrevocable option (the "Stock Options") to purchase, all, and not less than all, of the Shares at a purchase price per share equal to the Share Value, payable in cash (the "Purchase Price"), solely upon, and subject to, the terms and conditions set forth below. The Stock Options may only be exercised if Sub simultaneously exercises all other options held by it to purchase all, and not less than all, of the shares of Common Stock covered by such options. The Stock Options shall become exercisable solely in the event that the Merger Agreement is terminated pursuant to (i) Section 9.1(b)(ii) thereof, but only if the basis for such termination is the failure to obtain the Company Stockholder Approval or (ii)
Section 9.1(b)(iii) thereof, but only if the basis for such termination is a breach by the Company, or the Stockholder materially breaches any agreement contained in this Agreement, in which event the Stock Options shall, in any such case, become immediately exercisable at any time and from time to time upon such termination or upon Cordiant and Sub being informed of such breach, as the case may be, and until the date which is 20 days after the date of such termination or the date on which Cordiant and Sub are informed of such breach, as the case may be, provided, that if at the expiration of such 20-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In all other instances, the Stock Options shall terminate upon the termination of the Merger Agreement. In the event that Cordiant wishes to exercise the Stock Options, Cordiant shall send a written notice (the "Notice") to the Stockholder identifying the place (which shall be in New York City for each Stockholder who is a resident of the United States and in London for each Stockholder who is a resident of the United Kingdom) and date (not less than two business days nor greater than ten business days from the date of the Notice) for the closing of such purchase. At such closing, Cordiant shall receive certificates for the Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

         4.  Disposition of Parent Shares.

                  (a) Restrictions on Disposition. The Stockholder hereby agrees, except as permitted in this Section 4(a) and Section 4(b) below, not to directly or indirectly, offer to sell, contract to sell, transfer, assign, cause to be redeemed or otherwise sell or dispose of any of the Parent Shares (collectively a "Disposition") received by the stockholder in connection with the Merger without the prior written consent of Cordiant. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder shall have the right to transfer Parent Shares (i) to any Family Member, (ii) to the trustee or trustees of a trust solely (except for remote contingent interests) for the benefit of the Stockholder and/or one or more Family Members and/or a charitable organization (a "Family Member Trust"), (iii) to a foundation created or established by the Stockholder, or any other charitable organization, (iv) to a corporation of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding capital stock, (v) to a limited liability company of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the outstanding membership interests, (vi) to a partnership of which the Stockholder and/or any Family Member and/or any Family Member Trust owns all of the partnership interests, (vii) to the executor, administrator or personal representative of the estate of the Stockholder or any other Family Member, or (viii) to any guardian, trustee or conservator appointed with respect to the assets of the Stockholder, provided, that in the case of any such transfer, the transferee shall execute an agreement to be bound by the terms of this Agreement (each such transfer, a "Permitted Transfer" and, collectively, the "Permitted Transfers"). For purposes of this Agreement, "Family Member" shall mean (a) the Stockholder's spouse, if living with the Stockholder, (b) any one of the following: the Stockholder's father, mother, issue, brother or sister, and the issue of a brother or sister, and (c) the spouse of any Family Member described in (b) above, if the spouse shall be living with that Family Member. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Cordiant's transfer agent against the transfer of such Parent Shares except in compliance with this Agreement. Notwithstanding the foregoing, the Stockholder may pledge, hypothecate or otherwise grant a security interest in all or a portion of the Parent Shares beneficially owned by him during the term of this Agreement; provided, however, that any Person receiving such Parent Shares shall be subject to all of the restrictions on Disposition of such Parent Shares imposed by this Agreement to the same extent as the Stockholder.

                  (b) Permitted Dispositions. The Stockholder may not effect any Disposition of Parent Shares received by the Stockholder in connection with the Merger except as follows: (i) during the twelve-month period immediately following the Effective Time the Stockholder may effect the Disposition of not more than 10% of the Parent Shares Beneficially Owned by the Stockholder and
(ii) during the twenty-four-month period immediately following the Effective Time (the "Period"), the Stockholder may effect the Disposition of not more than 50% of the Parent Shares Beneficially Owned by the Stockholder. Upon the expiration of the Period, the Stockholder may effect the Dispositions of all or any portion of the Parent Shares Beneficially Owned by him subject to any applicable restrictions under the Federal Securities Law and restrictions of general application under English law, the Listing Rules of the London Stock Exchange, if applicable, and Cordiant's policies made pursuant to such rules regarding dealings in Parent Shares by directors and relevant employees of Cordiant and its subsidiaries, if applicable. Notwithstanding anything to the contrary contained in this Section 4, the Stockholder hereby agrees that for the period commencing at the Effective Time and ending on the date which is 180 days after the expiration of the Period, the Stockholder shall give Cordiant 1 business day prior written notice of any intended Disposition of Parent Shares to be made by the Stockholder and at the request of Cordiant agrees to effect such Disposition through brokers or other financial intermediaries designated by Cordiant to maintain an orderly trading market for the Parent Shares, provided that such financial intermediary agrees to effect and does effect the Disposition in a reasonable period following such notice.

         5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to each of Cordiant and Sub as follows:

                  (a) Ownership of Shares. The Stockholder is the record holder of or Beneficially Owns the Shares. On the date hereof, the Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Stockholder (excluding any Stock Options (as defined in the Merger Agreement) held by the Stockholder). The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (b) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other Agreement to which the Stockholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such Person in accordance with its terms except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and discretion of the court before which any proceedings seeking injunctive relief or specific performance may be sought.

                  (c) No Conflicts. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Securities Act of 1933, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall, in a manner which would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

                  (d) No Encumbrances. Except as applicable in connection with the transactions contemplated hereby or as set forth on Schedule B attached hereto, the Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of Cordiant.

                  (e) No Finder's Fees. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder other than Bear Stearns & Co. Inc., the fees and expenses of which shall be paid by the Company.

                  (f) Reliance by Cordiant and Sub. The Stockholder understands and acknowledges that Cordiant and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

         6. Additional Covenants of the Stockholder. The Stockholder hereby covenants to each of Cordiant and Sub as follows:

                  (a) No  Solicitation.  Subject to the provisions  contained in
Section 10 of this Agreement, the Stockholder shall not, in his capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any Person or entity (other than Cordiant or any affiliate of Cordiant) with respect to the Company that constitutes a Takeover Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Cordiant of the existence thereof. The Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (b)   Restriction   on   Transfer   of  Shares,   Proxies  and
Non-Interference. Beginning on the date hereof and ending on the later to occur of (A) last date the Stock Options are exercisable pursuant to Section 3 hereof and (B) the date that all of the Stockholder's obligations under Section 2 have terminated, except as contemplated by this Agreement or the Merger Agreement, no Stockholder shall, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement. Notwithstanding anything to the contrary provided in this Agreement, a Stockholder shall have the right to make Permitted Transfers of Shares. The Stockholder agrees with, and covenants to, Sub that beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to
Section 3 hereof, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

                  (c) Additional Shares. The Stockholder agrees, while this Agreement is in effect (i) to notify Cordiant and Sub promptly of the number of any shares of Common Stock acquired by the Stockholder after the date hereof (the "Additional Shares") and (ii) to vote such Additional Shares in accordance with Section 2 hereof. Such Additional Shares shall also be subject to the Stock Option granted to Sub pursuant to Section 3 hereof and the restriction contained in Section 6(b)(i) and (ii) above.

         7. Representations and Warranties of Cordiant and Sub. Cordiant and Sub hereby covenant, represent and warrant to the Stockholder that each of Cordiant and Sub has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement; the execution, delivery and performance of this Agreement by Cordiant and Sub will not violate or result in a breach of any other material agreement to which Cordiant or Sub is a party; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Cordiant and Sub, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Cordiant or Sub; and this Agreement has been duly and validly executed and delivered by each of Cordiant and Sub and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

         8. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional reasonable documents and take all such further reasonable lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         9. Termination; Expenses and Fee. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Sections 2, 3 and 6(b) hereof shall survive any such termination solely in accordance with their terms and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4 hereof shall survive any such termination, provided, in each case, that the provisions of Section 12 and Section 13 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

        (b) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

         10. Stockholder Capacity. The Stockholder is not executing this Agreement and does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company and nothing contained herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company to the extent such action is permitted by, or not prohibited by, the Merger Agreement, and none of such actions in such capacities shall be deemed to constitute a breach of this Agreement. The Stockholder signs solely in his capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Shares.

         11. Sophistication. The Stockholder acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable the Stockholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

         12. Confidentiality. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

         13.  Miscellaneous.

                  (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors, provided, that following the Effective Time, this Agreement shall not be binding on any purchaser of Shares in a transaction made in compliance with Section 4(b), other than Permitted Transfers. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                  (c) Change in Control. In the event that after the Effective Time (i) any Person or group of Persons acting in concert (as defined in the City Code on Take-overs and Mergers in the United Kingdom) acquires an interest in the equity share capital of Cordiant (an "Acquiring Person") and, immediately following such acquisition, such person, or group, holds shares entitled to exercise more than 50% of the votes which may be cast at a general meeting of Cordiant or (ii) a majority of the board of directors of Cordiant immediately prior to such Person becoming an Acquiring Person, cease to thereafter constitute a majority of the board of directors of Cordiant (other than through elections of directors whose nomination for election by the shareholders of Cordiant were approved by the vote of a majority of directors of Cordiant who were either directors prior to a Person becoming an Acquiring Person or whose election or nomination for election was so previously approved), then the restrictions on Dispositions contained in Section 4, shall terminate without any action on the part of any party hereto.

                  (d) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided, that Cordiant or Sub may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Cordiant, but no such assignment shall relieve Cordiant or Sub of its obligations hereunder if such assignee does not or cannot perform such obligations.

                  (e) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the party to be charged thereby or, with respect to termination, as otherwise provided herein.

                  (f) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to the Stockholder:     The Girgenti Family Limited Partnership
                                    c/o Healthworld Corporation
                                    100 Avenue of the Americas
                                    New York, New York 10010
                                    Attention: Steven Girgenti
                                    Facsimile: (212) 966-2743

         and

         If to Cordiant or
         Sub to:                    Cordiant Communications Group plc
                                    121-141 Westbourne Terrace
                                    London W2 6JR
                                    Attention:  Deputy Finance Director
                                    Facsimile:  +44-171-262-4300

         copy to:                   White & Case LLP
                                    1155 Avenue of the Americas
                                    New York, New York  10036-2787
                                    Attention:  Timothy B. Goodell, Esq.
                                    Facsimile:  (212) 354-8113

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (g) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (h) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (i) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (k) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                  (l) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                  (m) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                  (n) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (o)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.


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


         IN WITNESS WHEREOF, Cordiant, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                        CORDIANT COMMUNICATIONS GROUP PLC


                                        By: /s/ Arthur D'Angelo
                                            -----------------------------
                                            Name:  Arthur D'Angelo
                                            Title: Finance Director



                                        HEALTHWORLD ACQUISITION CORP.


                                        By: /s/ Arthur D'Angelo
                                            -----------------------------
                                            Name:  Arthur D'Angelo
                                            Title: President




                                        THE GIRGENTI FAMILY LIMITED PARTNERSHIP


                                        By:  /s/ Steven Girgenti
                                             ----------------------------
                                             Name:  Steven Girgenti
                                             Title: General Partner

                     Schedule B to Stockholder Agreement of
                    The Girgenti Family Limited Partnership



No exceptions.